UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 1, 2010

Administaff, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (281) 358-8986

Item 1.01.  Entry into a Material Definitive Agreement

On October 1, 2010, Administaff, Inc. entered into a new three-year arrangement with UnitedHealthcare for medical and dental insurance coverage.  Under the terms of the agreement, Administaff is projected to realize savings of approximately $7.7 million over the three-year period.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

99.1 – Press release issued by Administaff, Inc. on October 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADMINISTAFF, INC.

By:	/s/ Daniel D. Herink
Daniel D. Herink Senior Vice President, Legal, General Counsel and Secretary

Date:  October 6, 2010

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press release issued by Administaff, Inc. on October 5, 2010.